Exhibit 5.1

January 18, 2018

Hortonworks, Inc.

5470 Great America Parkway

Santa Clara, California 95054

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Hortonworks, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of up to 3,637,815 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to issuance under the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “2014 Plan”) and (ii) an aggregate of up to 727,563 shares of Common Stock subject to issuance under the Hortonworks, Inc. 2014 Employee Stock Purchase Plan, as amended and restated on August 24, 2015 (the “2014 ESPP” and, together with the 2014 Plan, the “Plans”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the shares under the Plans (the “Shares”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that upon issuance, delivery and payment therefor in the manner contemplated by the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability of, compliance with, or effect of any laws, statutes, ordinances, rules, or regulations except the General Corporation Law of the State of Delaware as currently in effect.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP